Exelon Corporation
Quarter Review

Exelon.
Q4 2017

IN Q4

GAAP Earnings
$1.94 per share
Adjusted earnings of $0.55 per share*

THIS YEAR

- Full-year GAAP earnings of $3.97 per share/ Adjusted full-year earnings of $2.60 per share*
- 2017 Total Shareholder Return of 15.1 percent
- Dividend growth raised to 5 percent annually
- Outperformed the utility sector index two consecutive years

2017 HIGHLIGHTS & PERFORMANCE

Utilities

Grid Investment

$5.3 billion
invested in technology and infrastructure across all utilities in 2017

Top quartile performance across all six utilities

✓ Best-ever reliability and performance for BGE, ComEd and PHI

23% improvement
in speed of restoration of outages and 11 percent fewer outages at Delmarva Power

37% improvement
in speed of restoration of outages and 9 percent fewer outages at ACE

41% improvement
in speed of restoration of outages and 18 percent fewer outages at Pepco

Exelon Nuclear

157 million mwh
Owned and operated 2017 production was best on record

94.1%
2017 nuclear capacity factor

Commitment to Community

$52.1 million
record-breaking giving to nonprofits

210,000
employee volunteering hours, breaking all previous records

$2 billion
spent with minority, women and veteran-owned firms

* For reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings, refer to the tables beginning on Pg. 9 in our press release